Exhibit 23




CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-8 of our report dated February 8, 1999 (February 22, 1999 as to Note X) incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended
December 31, 1998.



DELOITTE & TOUCHE LLP
Richmond, Virginia
May 10, 1999